Exhibit 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  incorporation by  reference  in  the
Registration Statements (Form S-8 Nos. 33-68604, 33-63773,
333-41336   and   333-57174)  pertaining   to   the   1993
Performance and Equity Incentive Plan of Harold's  Stores,
Inc. of our report dated April 20, 2005, with respect to the consolidated financial statements and schedule of Harold's Stores, Inc. and subsidiaries as of January 29,
2005  and  for  each of the two years in the period  ended
January 29, 2005 included in the Annual Report (Form 10-K) for the year ended January 28, 2006.



Oklahoma City, Oklahoma
April 24, 2006